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                                                                    EXHIBIT 23.2

            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Employee Stock Purchase Plan and 2001 Foreign Subsidiary Employee Stock Purchase Plan of our report dated October 30, 2000, with respect to the consolidated financial statements and schedule of Virage Logic Corporation for the fiscal year ended September 30, 2000 included in the Annual Report on Form 10-K for the year ended September 30, 2002, filed with the Securities and Exchange Commission.

                                                          /s/ ERNST & YOUNG, LLP
Palo Alto, California
February 11, 2003